UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2011

Marathon Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35054	27-1284632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

539 South Main Street Findlay, Ohio		45840-3229
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:

(419) 422-2121

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 16, 2011, Marathon Petroleum Corporation (the “Company”) filed its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which became effective immediately upon filing.

The summary of the Restated Certificate of Incorporation is contained in the “Description of Capital Stock” section of the Information Statement filed as Exhibit 99.1 to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on May 26, 2011 and is incorporated herein by reference. Generally, the Restated Certificate of Incorporation provides several substantive provisions designed for a corporation with publicly traded securities, including:

•

increasing the Company’s authorized capital to 1,030,000,000 shares, comprised of 1,000,000,000 shares of common stock and 30,000,000 shares of preferred stock, each with a par value of $0.01 per share;

•	providing certain foreign ownership and control restrictions associated with the Company’s compliance with U.S. maritime laws; and

•

addressing the composition and election of the board of directors, the adoption of and amendments to the Company’s Bylaws, amendments to the Restated Certificate of Incorporation and limitations on the personal liability of directors.

The Restated Certificate of Incorporation was approved by the Company’s stockholder and by its board of directors. A copy of the Restated Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of Marathon Petroleum Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: June 22, 2011	By:	/s/ J. Michael Wilder
Name: J. Michael Wilder
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of Marathon Petroleum Corporation